Exhibit 99.1

AGREEMENT OF JOINT FILING

Each of the undersigned hereby agree that this Schedule 13G, together with any and all amendments thereto, is filed on behalf of each of them, pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”). In accordance with Rule 13d-1(k)(1) under the Exchange Act, each of the undersigned hereby acknowledges that it or she, as the case may be, is responsible for the timely filing of this Schedule 13G, including any amendments thereto, and for the completeness and accuracy of the information concerning that person, but is not responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement of Joint Filing shall be included as an exhibit to such Schedule 13G.

WILLIAM NATHAN SALIN FAMILY
IRREVOCABLE TRUST #1

/s/ Margaret Jane Salin
Margaret Jane Salin, Trustee

4/3/2019
Date

/s/ Margaret Jane Salin
Margaret Jane Salin

4/3/2019
Date